UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 13, 2006
JOHNSON & JOHNSON

(Exact Name of Registrant as Specified in Its Charter)
NEW JERSEY

(State or Other Jurisdiction of Incorporation)

001-03215	22-1024240

(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza New Brunswick, New Jersey	08933

(Address of Principal Executive Offices)	(Zip Code)
(732) 524-0400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-20.1: SUPPLEMENT DATED 1-17-06 TO PROXY/PROSPECTUS
EX-99.1: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement
     On January 13, 2006, Johnson & Johnson, Guidant Corporation (“Guidant”) and Shelby Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Johnson & Johnson, entered into an Amendment No. 2 (the “Amendment”) to the Amended and Restated Agreement and Plan of Merger dated as of November 14, 2005, as amended by Amendment No. 1 thereto dated as of January 11, 2006, among Johnson & Johnson, Guidant and Merger Sub. The Amendment provides for an increase in the consideration to be received by Guidant shareholders.
     Pursuant to the Amendment, at the effective time of the merger, each share of Guidant common stock (other than shares owned by Guidant or Johnson & Johnson) will be converted into the right to receive a combination of (i) $40.52 in cash and (ii) 0.493 shares of Johnson & Johnson common stock. In addition, the termination fee that Guidant may be obligated to pay to Johnson & Johnson under certain circumstances was proportionately increased to $705 million.
     A copy of the Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.
     Johnson & Johnson and Guidant issued a joint press release on January 13, 2006, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01 Other Events
     This current report on Form 8-K includes (1) a Supplement dated January 17, 2006 to the Proxy Statement/Prospectus dated December 23, 2005 relating to the Amended and Restated Merger Agreement, as amended, and (2) the consents of J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated dated January 13, 2006, each of which is filed as an exhibit hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)

Exhibit No.	Description
2.1
Amendment No. 2 to Amended and Restated Agreement and Plan of Merger dated as of January 13, 2006, among Johnson & Johnson, Shelby Merger Sub, Inc. and Guidant Corporation (included as Annex A to Exhibit 20.1)

20.1	Supplement dated January 17, 2006 to the Proxy Statement/Prospectus dated December 23, 2005 relating to the proposed merger of Guidant Corporation with Johnson & Johnson

Exhibit No.	Description
23.1	Consent of J.P. Morgan Securities Inc. dated January 13, 2006 (included in Exhibit 20.1)

23.2	Consent of Morgan Stanley & Co. Incorporated dated January 13, 2006 (included in Exhibit 20.1)

99.1	Press release announcing Amendment No. 2 to Amended and Restated Agreement and Plan of Merger dated as of January 13, 2006
     Guidant Corporation and Johnson & Johnson have filed with the Securities and Exchange Commission (SEC) a definitive proxy statement/prospectus and will file other documents regarding the proposed merger between Guidant and Johnson & Johnson. This proxy statement/prospectus has been sent to all security holders of Guidant seeking their approval of the transaction. Investors are urged to read the definitive proxy statement/prospectus and any other relevant documents filed or to be filed with the SEC because they contain important information. The proxy statement/prospectus and other documents filed or to be filed by Johnson & Johnson and Guidant with the SEC are or will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request to Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, NJ 08933, Attention: Investor Relations; or by directing a request to Guidant Corporation, 111 Monument Circle, #2900, Indianapolis, IN 46204-5129, Attention: Investor Relations.
     Johnson & Johnson, Guidant Corporation, their respective directors, and certain of their respective executive officers may be considered participants in the solicitation of proxies from Guidant shareholders in connection with the proposed transactions. Information about the directors and executive officers of Johnson & Johnson and their ownership of Johnson & Johnson stock is set forth in Johnson & Johnson’s most recent filing on Form 10-K. Information about the directors and executive officers of Guidant and their ownership of Guidant stock is set forth in Guidant’s most recent filing on Form 10-K. Investors may obtain additional information regarding the interests of such participants by reading the definitive proxy statement/prospectus.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON & JOHNSON
Dated: January 17, 2006	By:	/s/ Michael Ullmann
		Name:	Michael Ullmann
		Title:	Secretary

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EXHIBIT INDEX

Exhibit No.	Description
2.1
Amendment No. 2 to Amended and Restated Agreement and Plan of Merger dated as of January 13, 2006, among Johnson & Johnson, Shelby Merger Sub, Inc. and Guidant Corporation (included as Annex A to Exhibit 20.1)

20.1	Supplement dated January 17, 2006 to the Proxy Statement/Prospectus dated December 23, 2005 relating to the proposed merger of Guidant Corporation with Johnson & Johnson

23.1	Consent of J.P. Morgan Securities Inc. dated January 13, 2006 (included in Exhibit 20.1)

23.2	Consent of Morgan Stanley & Co. Incorporated dated January 13, 2006 (included in Exhibit 20.1)

99.1	Press release announcing Amendment No. 2 to Amended and Restated Agreement and Plan of Merger dated as of January 13, 2006

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